Exhibit 10.1

CONTRATO DE TRABAJO

Entre METROSPACES, Inc., una sociedad constituida bajo las leyes del Estado de Delaware, Estados Unidos de América, con domicilio en 888 Brickell Key Dr., Suite 1102, Miami, Florida (33131), Estados Unidos de América, representada en este acto por su presidente Oscar Antonio Brito, en adelante el EMPLEADOR, por una parte; y CARLOS DANIEL SILVA, abogado, argentino, pasaporte nº N14602808, con domicilio real en Martin Coronado 3260 piso 2º oficina 212 de la Ciudad de Buenos Aires, República Argentina, en adelante el EMPLEADO, por la otra parte, manifiesta y convienen celebrar el presente CONTRATO DE TRABAJO, en los siguientes términos:

PRIMERO. OBJETO.
EL EMPLEADOR contrata al EMPLEADO para que desempeñe el cargo de CEO (Chief Executive Officer) y miembro titular de la Junta Directiva de Metrospaces, Inc., y el EMPLEADO acepta la designación y el cargo, en los términos y condiciones del presente contrato y de los Estatutos de Metrospaces, Inc.

SEGUNDO. PLAZO.
Salvo disposición en contrario de los accionistas de Metrospaces, Inc., o por cualquier otra causal prevista en la ley o los estatutos aplicables, el EMPLEADO desempeñará el cargo de CEO e integrará la Junta Directiva de Metrospaces, por el término y plazo de cinco (5) años, desde la notificación de este acuerdo ante la autoridad de control y aplicación (SEC).

TERCERO. SUELDO.
Las partes acuerdan fijar el sueldo base del EMPLEADO, antes de impuestos, en la suma de U$S 50,000 anuales, más los bonos e incentivos que serán determinados anualmente por la Junta Directiva de Metrospaces, Inc.

CUARTO. COMPENSACIÓN DE ENTRADA.
Las partes acuerdan establecer a favor del EMPLEADO y a costa y cargo del EMPLEADOR, una compensación inicial y por única vez de 600,000 acciones de la Serie B de Metrospaces, Inc.

QUINTO. JURISDICCiÓN. LEYAPLICABLE
A todos los efectos emergentes del presente convenio ya sean judiciales o extrajudiciales, las partes se someten a la jurisdicción de los Tribunales de la ciudad de Miami, Estado de Florida, USA. Este contrato se regirá por las leyes de los Estados Unidos de América.

SEXTO: NOTIFICACIONES. DOMICILIOS
Todas las notificaciones deberán realizarse por escrito y cursarse por medio fehaciente y/o por correo privado prepagado con constancia de envío y recepción, debiendo además en este último caso enviarse simultáneamente por facsímil el contenido de la notificación. Las notificaciones deberán cursarse en los domicilios indicados en el Acápite.

En un todo de conformidad, se suscriben dos (2) ejemplares de igual tenor, en la Ciudad de Buenos Aires, República Argentina, a los 19 días del mes de febrero de 2015.

/s/ Carlos Daniel Silva	/s/ Oscar Antonio Brito
Carlos Daniel Silva	Oscar Antonio Brito
Senior Vice Presidente
Metrospaces, Inc.